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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Racotek, Inc. on Form S-8 (File No. 33-73456) of our reports dated January 14, 1997, on our audits of the financial statements and financial statement schedule of Racotek, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which reports are included in or incorporated by reference in this Annual Report on Form 10-K.

                                          _________/s/ COOPERS & LYBRAND________

                                                 COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
March 28, 1997